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                                                                   EXHIBIT 10.9


                                   CU BANCORP
                       1996 CONVERSION STOCK OPTION PLAN
                                Adopted ________
                 Approved by the Shareholders on _______, 1996


         WHEREAS, CU Bancorp ("CU Bancorp") has entered into that certain Agreement and Plan of Reorganization By and Among CU Bancorp, California United Bank, N.A., Home Interstate Bancorp ("Home Bancorp") and Home Bank, dated _____________ (the "Agreement") pursuant to which, among other things, Home Bancorp will merge with and into CU Bancorp (the "Merger");

         WHEREAS, the Agreement provides, among other things, that CU Bancorp will assume certain stock options issued pursuant to the Home Interstate Bancorp 1985 Stock Option Plan, as amended (the Home Option Plan")'

         WHEREAS, CU Bancorp currently has in effect the certain stock option plans ("CU Bancorp's Existing Option Plans");

         WHEREAS, CU Bancorp desires to fulfill its obligations with respect to options outstanding under the Home Option Plan, as provided in the Agreement, without affecting CU Bancorp's Existing Option Plans;

         WHEREAS, CU Bancorp desires to adopt this CU Bancorp 1996 Conversion Stock Option Plan (the "1996 Conversion Option Plan") in order to fulfill its obligation with respect to the assumption of certain options outstanding under the Home Option Plan, as provided in Section _____ of the Agreement; and

         WHEREAS, any option agreements entered into by CU Bancorp pursuant hereto shall be contingent upon the consummation of the Merger.

         NOW, THEREFORE, in consideration of the foregoing recitals, subject to the approval of CU Bancorp's shareholders, CU Bancorp does hereby adopt the 1996 Conversion Option Plan, whose provisions are as follows:

         1.      PURPOSES

                 The purposes of the 1996 Conversion Option Plan are (i) to fulfill certain obligations of CU Bancorp under the Agreement, (ii) to strengthen CU Bancorp and those corporations which are or hereafter become subsidiary corporations of CU Bancorp, within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing to certain persons who were granted options under the Home Option Plan and will become officers, employees or directors of CU Bancorp upon consummation of the transactions provided for in the Agreement added incentives for high levels of performance on behalf of CU Bancorp after the consummation of the





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transactions provided for in the Agreement and (iii) to encourage stock ownership in CU Bancorp.


         2.      ADMINISTRATION


                 (a) The 1996 Conversion Option Plan shall be administered by CU Bancorp's Board of Directors (the "Board") unless and until the Board delegates administration to a committee ("Committee"), as provided in subparagraph 2(d). Board action shall be taken pursuant to a majority vote or the unanimous written consent of its members; provided, however, no member of the Board shall act upon granting an option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options to such director.

                 (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the 1996 Conversion Option
Plan:

                          (i)     To determine which of the options outstanding
under the Home Option Plan shall be assumed and which optionees under the Home Option Plan shall receive substituted options under the 1996 Conversion Option Plan; when and how the option shall be issued; whether the option will be an incentive stock option or a non-qualified stock option; the provisions of each option issued (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; the duration of and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 1996 Conversion Option Plan; and the number of shares for which an option shall be issued to each such person;

                          (ii)    To determine any conditions or restrictions
imposed on stock acquired pursuant to the exercise of an option (including, but not limited to, forfeiture restrictions and restrictions on transferability);

                          (iii)   To construe and interpret the 1996 Conversion
Option plan and the options issued under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, and to establish, and amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the 1996 Conversion Option Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 1996 Conversion Option Plan fully effective; and

                          (iv)    Generally, to exercise such powers and to
perform such acts as it deems necessary or expedient to promote the best interests of the Company.





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                 (c)      The Board shall comply with the provisions of Rule
16b-3, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") as in effect from time to time, to the extent applicable to the 1996 Conversion Option Plan.


                 (d) The Board may delegate administration of the 1996 Conversion Option Plan to a Committee composed of not fewer than three (3) members of the Board. In the event CU Bancorp registers or has registered any class of equity security pursuant to Section 12 of the 1934 Act, from the effective date of such registration until six months after termination of such registration, all of the members of the Committee shall not (either while members of the Committee or at any time within one year prior to becoming members of the Committee) be or have been eligible for selection as a person to whom awards may be made under the 1996 Conversion Option Plan or any other plan of CU Bancorp or any of its subsidiaries entitling the participants therein to acquire stock, stock options or stock appreciation rights of CU Bancorp or any of its subsidiaries (a "Disinterested Person"). The Committee shall have, in connection with the administration of the 1996 Conversion Option Plan, the powers theretofore possessed by the Board as set forth in subparagraph 2(b), subject, however, to such resolutions, not inconsistent with the provisions of the 1996 Conversion Option Plan, as may be adopted from time to time by the Board. Any action of the Committee with respect to administration of the 1996 Conversion Option Plan shall be taken pursuant to a majority vote or to unanimous written consent of its members. The Board may abolish the Committee at any time and revest in the Board the administration of the 1996 Conversion Option Plan.

                 (e) The determination of the Board or the Committee on matters referred to in this paragraph 2 shall be final and conclusive.

         3.      SHARES SUBJECT TO THE 1996 CONVERSION OPTION PLAN.

                 (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, and subject to subparagraphs 3(b), 3(c) and 3(d), the stock that may be offered pursuant to options issued under the 1996 Conversion Option Plan shall not exceed 220,000 shares of CU Bancorp's common stock. If any option issued under the 1996 Conversion Option Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall be withdrawn from and no longer be available under the 1996 Conversion Option Plan.

                 (b) The maximum aggregate number of shares of CU Bancorp's common stock that may be offered pursuant to the 1996 Conversion Option Plan shall be limited to the individual option agreements that CU Bancorp enters into with optionees under the Home Option Plan prior to consummation of the Merger. No shares of CU Bancorp stock may be offered pursuant to the 1996 Conversion Option except as provided in the option agreements referred to in the preceding sentence. Subject to the provisions of paragraph 9, the maximum aggregate number of shares of CU Bancorp stock offered pursuant to the 1996 Conversion Option Plan shall not be increased subsequent to the consummation of the Merger and shall automatically be reduced to the aggregate





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number of shares of CU Bancorp stock provided for in such option agreements.

                 (c) The aggregate maximum number of shares of CU Bancorp's stock to be offered pursuant to the 1996 Conversion Option Plan (and the number of shares to be covered by each option agreement) shall be determined in accordance with the Conversion Ratio (as defined in the Agreement) for the Merger. In connection with the foregoing, in the case of each option issued pursuant hereto, the excess of the aggregate fair market value of the shares of CU Bancorp stock subject to the option immediately after the issuance of the option over the aggregate option price of such CU Bancorp shares shall equal the excess of the aggregate fair market value of all shares of Home Bancorp stock subject to the Home Bancorp option for which such CU Bancorp option is being substituted immediately before such substitution over the aggregate option price of such shares of Home Bancorp stock. For any option, on a share by share comparison, the ratio of the option exercise price to the fair market value of the CU Bancorp Stock subject to the option immediately after the assumption shall not be more favorable to the optionee then the ratio of the Home option exercise price to the fair market value of the Home stock immediately before the assumption. Determination of the value of stock and determination of any spread in stock value and option exercise price shall be made at the time of the consummation of the Merger.

                 (d) In the event that the Merger is not consummated, no shares of CU Bancorp stock shall be issued pursuant to the 1996 Conversion Option Plan. All option agreements entered into by CU Bancorp pursuant to the 1996 Conversion Option Plan shall be conditional, based upon the requirement that the Merger is consummated, and all such option agreements shall provide that the options terminate automatically in the event that such merger is abandoned or otherwise not consummated.

                 (e) No option to acquire fractional shares of CU Bancorp may be issued under the 1996 Conversion Option. In the event that the computations provided for in subparagraph 3(c) would result in the issuance of an option for a fractional share, the number of shares covered by such option shall be rounded down to the next whole number of shares, and the aggregate purchase price for shares under the option shall be adjusted commensurately.

         4.      ELIGIBILITY.

                 (a) Only persons who immediately prior to the consummation of the Merger hold valid unexercised options issued pursuant to the Home Option Plan and will become, upon consummation of the Merger: (i) full-time salaried employees or employee/directors of CU Bancorp or its subsidiaries; (ii) or directors of CU Bancorp who will not be full-time salaried employees of CU Bancorp or its subsidiaries are eligible to receive options pursuant to the 1996 Conversion Option Plan.

                 (b) In order to receive an option pursuant to the 1996 Conversion Option Plan, a person described in subparagraph 4(a) must, prior to the consummation of the Merger, have entered into an option agreement under the 1996 Conversion Option Plan with CU Bancorp. Any such person





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who has not so entered into an option agreement with CU Bancorp prior to the consummation of the Merger, shall not be eligible to participate in the 1996 Conversion Option Plan.

                 (c) CU Bancorp may issue incentive stock options pursuant to the 1996 Conversion Option Plan provided that the aggregate fair market value of the stock (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year ( under all incentive stock option plans of CU Bancorp) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any incentive stock option issued pursuant to the 1996 Conversion Option Plan exceeds such maximum, such incentive stock option shall be considered a non-qualified option and not qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

The option agreements entered into pursuant to the 1996 Conversion Option Plan are not intended to constitute the grant of a new option within the meaning of
Section 422 or Section 424 of the Code and shall not be deemed such a grant for purposes of the preceding sentence.

                 (d) Notwithstanding anything to the contrary contained in the 1996 Conversion Option Plan, no person may be granted an option under the 1996 Conversion Option Plan if such person, upon receiving such grant, would hold options to purchase more than 10% of the outstanding shares of common stock of CU Bancorp.

         5.      OPTION PROVISIONS.

                 Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. CU Bancorp may enter into an option agreement under the 1996 Conversion Option Plan (or determine not to enter into such an option agreement) in its sole and absolute discretion, and no optionee under the Home Option Plan shall have a right to receive an option hereunder except as may be mutually agreed with CU Bancorp under the negotiated terms of separate option agreements. Subject to the specific provisions of the 1996 Conversion Option Plan, and subject to the discretion of the Board or the Committee, the Board or the Committee (as the case may be) is authorized to enter into option agreements with persons holding options under the Home Option Plan that preserve as nearly as possible the benefits, burdens and terms of such Home Bancorp options. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

                 (a) Each option issued and all rights or obligations thereunder by its terms shall expire on such date as the Board or the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was issued and shall be subject to earlier termination as provided elsewhere in the 1996 Conversion Option Plan. Notwithstanding the foregoing, any incentive stock option issued to an optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total





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combined voting power of all classes of stock of CU Bancorp or any of its affiliates shall expire not later than five (5) years from the date of issuance. For purposes of the 1996 Conversion Option Plan, the date of issuance of an option shall be the date on which the Merger is consummated, provided that the Board or Committee has entered into an option contract with such optionee prior to consummation of the Merger.

                 (b) The exercise price of each option shall be determined by the Board or the Committee in accordance with subparagraph 3(c) above. The fair market value of stock shall be determined by the Board or the Committee in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 1.425-1(a)(7).

                 (c) The purchase price of stock acquired pursuant to an option shall be paid at the time the option is exercised in cash or check payable to the order of CU Bancorp in an amount equal to the option price for the shares being purchased. If other than the optionee, the person or persons exercising the option shall be required to furnish CU Bancorp appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

                 (d) An option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

                 (e) Subject to subparagraph 5(f) and except as provided in paragraph 10, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board shall determine.
In addition, the Board or the Committee shall have the power to accelerate the time during which an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

                 (f) From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and /or with respect some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(f) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                 (g) CU Bancorp may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurances satisfactory to CU Bancorp stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of





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the option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a determination is made by counsel for CU Bancorp that such written assurances are not requires in the circumstances under the then applicable federal or state securities laws.

                 (h) If an optionee who is an employee of Home Bancorp or Home Bank, and who becomes an employee of CU Bancorp or its subsidiaries as a result of the transactions provided for in the Agreement, ceases to be employed by CU Bancorp or its subsidiaries, or a person who holds an option under the Home Option Plan attributable to service as a non-employee director of Home Bancorp, and who becomes a director of CU Bancorp as a result of the transactions provided for in this Agreement, ceases to serve as a director of CU Bancorp or its subsidiaries, then such optionee's option shall terminate three (3) months thereafter (or sooner, if provided in the particular option agreement), and during such period, such option shall be exercisable only as to those shares with respect to which installments, if any, accrued as of the date on which the optionee ceased to be employed by CU Bancorp or its subsidiaries or ceased to serve as a director of CU Bancorp or its subsidiaries (as the case may be), unless:

                 (i) Such termination is due to such person's permanent and total disability, within the meaning of Section 22(e)(3) of the Code, in which case such person's stock option may be exercised at any time within a period of not less than six (6) months nor more than one (1) year following such termination of employment or cessation of directorship, and provided further that if such optionee dies during such specified period following such termination of employment or cessation of directorship, then the stock option agreement may, but need not, provide that such option may be exercised at any specified time upon to one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to the termination of the optionee's employment or cessation of the optionee's directorship;

                          (ii)    The optionee dies while in the employ of CU
Bancorp or its subsidiaries or while serving as a director of CU Bancorp or its subsidiaries (which shall constitute termination of employment or cessation of directorship), in which case options may be exercised at any time within a period of not less than six (6) months nor more than one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to the termination of optionee's employment or cessation of optionee's directorship and provided further that it an optionee dies within not more than three (3) months after termination of such employment or cessation of directorship, then such person's option may, but need not, provide that it may be exercised at any time within one (1) year following the death of the optionee as provided herein;

                          (iii)   The option by its terms specifies that it
shall terminate sooner than three (3) months after termination of the optionee's employment or cessation of the optionee's directorship,





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but only to the extent that the optionee was entitled to exercise said option immediately prior to the termination of optionee's employment or cessation of optionee's directorship;

                          (iv)    The optionee's employment is terminated for
cause, whereupon the option terminates immediately unless such termination is waived by the Board or Committee. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any conduct detrimental to the interests of CU Bancorp or any of its subsidiaries, and the termination of the Board or Committee with respect thereto shall be final and conclusive; or

                          (v)     An optionee who becomes a director of CU
Bancorp or any of its subsidiaries is removed from the Board for cause, whereupon the option terminates immediately on the date of such removal unless such termination is waived by the Board of Committee. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                 This subparagraph 5(h) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

                 (i) Options may be exercised by ten (10) days written notice delivered to CU Bancorp stating the number of shares with respect to which the option is being exercised together with payment for such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

                 (j) Any option granted hereunder shall provide, as determined by the Board or the Committee, for appropriate arrangements for the satisfaction by CU Bancorp or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of CU Bancorp or any subsidiary thereof to deduct or withhold in the form of cash or, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Board of the Committee in its discretion. Any shares of stock issued pursuant to the exercise of an option and transferred by the optionee to CU Bancorp for purposes of satisfying any withholding obligation shall not again be available for purposes of the 1996 Conversion Option Plan.

                 (k) Upon consummation of the Merger, any person who receives an option pursuant to the 1996 Conversion Option Plan relinquishes completely any options granted pursuant to the Home Option Plan, and such options thereafter shall terminate and have no further effect.





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         6.      COVENANTS OF CU Bancorp.

                 (a) During the terms of the options issued under the 1996 Conversion Option Plan, CU Bancorp shall keep available at all times the number of shares of stock required to satisfy such options.

                 (b) Nothing herein shall require CU Bancorp to register under the Securities Act either the 1996 Conversion Option Plan, any option issued under the 1996 Conversion Option Plan or any stock issued or issuable pursuant to any such option. If CU Bancorp is unable to obtain from any such regulatory commission or agency the authority which counsel for CU Bancorp deems necessary for the lawful issuance and sale of stock under the 1996 Conversion Option Plan, CU Bancorp shall be relieved from any liability for failure to issue and sell stock upon issuance or upon exercise of such options unless and until such authority is obtained.

                 (c) CU Bancorp shall indemnify and hold harmless the members of the Board and the Committee in any action brought against any member in connection with the administration of the 1996 Conversion Option Plan to the maximum extent permitted by then applicable law.

         7.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options issued under the 1996 Conversion Option Plan shall constitute general funds of CU Bancorp.

         8.      MISCELLANEOUS.

                 (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                 (b) Nothing contained in the 1996 Conversion Option Plan, or in any option issued pursuant to the 1996 Conversion Option Plan, shall obligate CU Bancorp or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of CU Bancorp or any of its subsidiaries to terminate or to reduce the compensation of any employee.

         9.      ADJUSTMENTS UPON CHANGES IN STOCK.

         If the outstanding shares of the stock of CU Bancorp are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of CU Bancorp, without receipt of consideration by CU Bancorp, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise





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price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Board or the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Conversion Option Plan on account of any such adjustment. This paragraph 9 does not apply to changes in connection with the transactions provided for in the Agreement, but rather the adjustments provided for in subparagraph 3(c) above apply in such event.

         10.     TERMINATING EVENTS.

         Not less than thirty (30) days prior to the dissolution or liquidation of CU Bancorp, or a reorganization, merger, or consolidation of CU Bancorp with one or more corporations as a result of which CU Bancorp will not be the surviving or resulting corporation, or a sale of substantially all the assets of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), the Board or the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1996 Conversion Option Plan. Upon the date thirty
(30) days after delivery of said notice, any option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the 1996 Conversion Option Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation with appropriate adjustments as to number and kind of shares and prices. In the event that the Merger is not consummated, the 1996 Conversion Option Plan automatically terminates and all option agreements entered into pursuant to the 1996 Conversion Option Plan automatically terminate.

         11.     AMENDMENT OF THE 1996 CONVERSION OPTION PLAN.

                 (a) The Board at any time, and from time to time, may amend the 1996 Conversion Option Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of CU Bancorp entitled to vote, within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                          (I)     Increase the number of shares reserved for
options under the 1996





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Conversion Option Plan;

                          (ii)    Materially modify the requirements as to
eligibility for participation in the 1996 Conversion Option Plan; or

                          (iii)   Materially increase the benefits accruing to
participants under the 1996 Conversion Option Plan;

provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with CU Bancorp's legal counsel, that such lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the 1996 Conversion Option Plan under Section 422 of the Code.

                 (b) Rights and obligations under any option issued pursuant to the 1996 Conversion Option Plan, while the 1996 Conversion Option Plan is in effect, shall not be altered or impaired by suspension or termination of the 1996 Conversion Option Plan, except with the consent of the person to whom the stock or option was granted. The foregoing sentence shall not apply in the case of a termination of the 1996 Conversion Option Plan resulting from a failure to consummate the Merger.

         12.     TERMINATION OR SUSPENSION OF THE 1996 CONVERSION OPTION PLAN.

                 The Board may suspend or terminate the 1996 Conversion Option Plan at any time. Unless sooner terminated, the 1996 Conversion Option Plan shall terminate ten years from the effective date of the 1996 Conversion Option Plan. No options may be used under the 1996 Conversion Option Plan while the 1996 Conversion Option Plan is suspended or after it is terminated.

         13.     EFFECTIVE DATE OF PLAN.

                 The 1996 Conversion Option Plan shall become effective on the date of its adoption by the Board, subject to approval hereof by the vote of the holders of a majority of the outstanding shares of CU Bancorp entitled to vote or by the unanimous written consent of the holders of all of the outstanding shares of CU Bancorp entitled to vote.





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         NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF CU
         BANCORP STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE CU BANCORP 1996 CONVERSION STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY SHAREHOLDERS OF CU BANCORP HOLDING NOT LESS THAN A MAJORITY OF THE VOTING POWER OF CU BANCORP AND THE MERGER REFERRED TO BELOW IS CONSUMMATED. IN ADDITION, THE ISSUANCE OF SHARES OF CU BANCORP STOCK PURSUANT HERETO IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN SECTION 15 HEREOF.

                                   CU BANCORP
                    [INCENTIVE] [NON-QUALIFIED] STOCK OPTION
                        AND OPTION ASSUMPTION AGREEMENT

         THIS AGREEMENT is dated the _________day of____________, 1996, by and among CU Bancorp, a California corporation ("CU Bancorp"), HOME INTERSTATE BANCORP, a California corporation ("Home"), and [Name of Optionee] ("Optionee");

         WHEREAS, pursuant to the Home Interstate Bancorp 1985 Stock Option Plan, as amended (the "Home Option Plan"), the Board of Directors of Home (the "Home Board") authorized granting to Optionee a stock option to purchase all or any part of [Original Number of shares] authorized but unissued shares of common stock of Home for cash or shares of stock of Home at the price of [Original Price] per share, such option to be for the term and upon the terms and conditions stated in a written option agreement;


         WHEREAS, Optionee and the Home Board entered into an Home Bancorp [Incentive] [Non-Qualified] Stock Option Agreement dated the [date] day of [month], [year], a copy of which is attached hereto (the "Home [year] [ISO] [NQ] Agreement"), pursuant to the above-referenced option grant by the Home Board;

         WHEREAS, due to various stock dividends and stock splits of Home, and exercise of a portion of the options originally subject to the Home [year] [ISO] [NQ] Agreement, the current rights of Optionee under the Home [year] [ISO] [NQ] Agreement are to purchase [Current Number of Shares] shares of common stock of Home at a price of [Current Price] per share upon terms and conditions more fully set out in the Home [year] [ISO] [NQ] Agreement;

         WHEREAS, CU Bancorp and Home have entered into that certain Agreement and Plan of Reorganization dated as of January 10, 1996 by and among CU Bancorp, California United Bank, N.A., Home, and Home Bank, amended from time to time (the "Agreement") whereby Home will merge with and into CU Bancorp (the "Merger"), with Home going out of existence and CU Bancorp being the surviving corporation;

         WHEREAS, pursuant to the Agreement, CU Bancorp has agreed to assume certain stock options granted by the Home Board pursuant to the Home Option Plan, subject to, among other things, negotiation of acceptable agreements with respect thereto between CU Bancorp and certain grantees under the Home Option Plan;

         WHEREAS, the CU Bancorp Board of Directors ("CU Bancorp Board") has adopted the CU Bancorp 1996 Conversion Stock Option Plan (the "1996 Conversion Option Plan") in connection with the above-referenced Agreement; and

        WHEREAS, the parties hereto have determined that CU Bancorp will assume the Home option granted to Optionee pursuant to the Home [year] [ISO] [NQ] Agreement and substitute therefor an option issued to Optionee under the 1996 Conversion Option Plan, subject to the terms and conditions set forth in this agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals (which are made a part of this agreement, the mutual promises of the parties, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

         1. Assumption/Substitution of Option. Subject to adjustment as provided in Section 2 hereof, the CU Bancorp Board hereby issues to Optionee as an assumption of and in substitution of the Home option granted to Optionee pursuant to the Home [year] [ISO] [NQ] Agreement, the option to purchase, upon and subject to the terms and conditions of the 1996 Conversion Option Plan, which is incorporated in full herein by reference, all or any part of a number of shares of common stock of CU Bancorp equal to the product of a Conversion Ratio (as defined in the Agreement) times the sum of (i) [Current Number of Shares of Home Stock Subject to Option] minus (ii) the number of shares of Home Common Stock acquired as a result of exercise of the Home [year] [ISO] [NQ] Agreement between the date hereof and the consummation of the Merger. The exercise price per share of this option shall be the same exercise price per share as the Home option being assumed, subject to adjustment as provided in
Section 2 hereof. The effective date of this issuance, however, shall be the date of consummation of the Merger. Consummation of the Merger is a condition precedent to the effectiveness of assumption and substitution of options under this agreement.

         2. Adjustments. The option exercise price per share of and number of shares subject to this option shall be adjusted so that the excess of the aggregate fair market value of the shares of CU Bancorp common stock subject to this option at the time of consummation of the Merger over the aggregate option price of such shares of CU Bancorp common stock shall equal the excess of the aggregate fair market value of the shares of Home common stock subject to the Home [year] [ISO] [NQ] Agreement immediately prior to consummation of the Merger over the aggregate option price of such shares of Home common stock under the Home [year] [ISO] [NQ] Agreement. Determinations of stock value and option exercise price shall be made by CU Bancorp at the time of the consummation of the Merger in accordance with the Agreement and this agreement. CU Bancorp may use any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 1.425-1(a)(7). Following consummation of the Merger, CU Bancorp shall inform Optionee in writing of the adjusted number of shares and adjusted option exercise price per share of this option. In the event that the adjustments provided in this section would result in an option to acquire a fractional share of CU Bancorp common stock, the number of shares of CU Bancorp common stock subject to this option shall be rounded down to the next lower whole number of shares to eliminate such fractional share, and the aggregate purchase price shall be adjusted commensurately.

         3. Cancellation of Prior Option. Upon the closing date of the Merger, and expressly contingent upon the consummation of the Merger, the Home [year] [ISO] [NQ] Agreement is canceled, and the terms and conditions of this agreement are wholly substituted for and replace the terms and conditions of the Home [year] [ISO] [NQ] Agreement. The terms and conditions of this agreement override any terms and conditions of the Home [year] [ISO] [NQ] Agreement that are inconsistent herewith. In the event that the Merger is not consummated, the Home [year] [ISO] [NQ] Agreement shall not be canceled.

         4. Separate CU Bancorp Option Plans. The parties hereto acknowledge that CU Bancorp maintains the 1993 CU Bancorp Stock Option Plan, as amended, the CU Bancorp 1994 Non Employee

Director Stock Option Plan, and the CU Bancorp 1996 Stock Option Plan, as amended, that are separate from the 1996 Conversion Option Plan. The parties hereto further acknowledge that this agreement is governed by the 1996 Conversion Option Plan.

         5. Exercisability. This option shall be exercisable on each of the [_______________ months after the date of the original grant under the Home [year] [ISO] [NQ] Agreement]. To the extent any portion of the Home [year] [ISO] [NQ] Agreement is exercisable on the date of the consummation of the Merger, it shall remain exercisable hereunder. Remaining portions shall become exercisable thereafter in accordance with the foregoing schedule. This option shall remain exercisable as to all of such shares until the expiration date with respect to the original grant under the Home [year] [ISO] [NQ] Agreement unless this option has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option. Notwithstanding the preceding provisions of this paragraph, upon delivery of notice to the Optionee from the CU Bancorp Board of the pendency of dissolution or liquidation of CU Bancorp or a reorganization, merger, or consolidation of CU Bancorp with one or more corporations as a result of which CU Bancorp will not be the surviving corporation, or a sale of, substantially all the assets and property of CU Bancorp to another person, or a reverse merger in which CU Bancorp is the surviving corporation but the shares of CU Bancorp's stock are converted by virtue of the merger into other property (a "Terminating Event"), this option shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued. Upon the date thirty (30) days after delivery of said notice, this option or any portion hereof not exercised shall terminate, unless provision be made in connection with the Terminating Event for assumption of this option or for substitution for this option of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

         6. Effect of Previously Granted Options. Notwithstanding any provision of this option to the contrary, this option shall not be exercisable to any extent at any time while there is "outstanding" (within the meaning of Section 422(c)(7) of the Code as in effect prior to the Tax Reform Act of 1986) any incentive stock option which was granted, before the granting of this option, to Optionee to purchase stock in Home or CU Bancorp, in a corporation which (at the time of the granting of this option) is a parent corporation or subsidiary corporation (as defined in Section 424 of the Code) of Home or CU Bancorp, or in a predecessor of any of such corporations. Home options assumed under the 1996 Conversion Option Plan are not intended as the grant of new options within the meaning of Section 422 or Section 424(h) of the Code and shall not be deemed such a grant for purposes of the preceding sentence.

         7. Exercise of Option. This option may be exercised by ten (10) days' written notice delivered to CU Bancorp stating the number of shares with respect to which this option is being exercised, together with cash or a check payable to the order of CU Bancorp in the amount of the purchase price of such shares. Optionee acknowledges that, this agreement permits the use of only cash or a check to acquire shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option.

         8. Cessation of Employment. Except as provided in Section 9 hereof, if Optionee shall cease to be employed by CU Bancorp or a subsidiary corporation for any reason other than Optionee's disability or death, this option shall expire three (3) months thereafter or, if earlier, on the day specified in Section 5 hereof. If Optionee shall cease to be employed by CU Bancorp or a subsidiary corporation by reason of disability (within the meaning of Section 22(e)(3) of the Code), this option shall expire one (1) year thereafter or, if earlier, on the date specified in Section 5 hereof. Before any such expiration, and at times provided in the Plan, Optionee shall have the right to exercise this option as to those shares with respect to which installments, if any, had accrued under
Section 5 hereof as of the date on which Optionee ceased to be employed by CU Bancorp or a subsidiary corporation.

         9. Termination of Employment for Cause. If Optionee's employment by CU Bancorp or a subsidiary corporation is terminated for cause, this option shall expire immediately on the date of termination, unless such expiration is waived by the CU Bancorp Board within thirty (30) days of such termination by giving written notice of such waiver to Optionee at Optionee's last know address. In the event of such waiver, Optionee may exercise this option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be employed by CU Bancorp or a subsidiary corporation upon the date of such termination for reason other than cause, disability, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any conduct detrimental to the interests of CU Bancorp or a subsidiary corporation, and in any event, the determination of the CU Bancorp Board with respect thereto shall be final and conclusive.


         10. Nontransferability; Death of Optionee. This option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by Optionee during Optionee's lifetime. If Optionee dies while employed by CU Bancorp or a subsidiary corporation, or during the three-month or one-year periods referred to in Section 8 hereof, this option shall expire one (1) year after the date of Optionee's death or, if earlier, on the day specified in Section 8 hereof. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by will or by the applicable laws of descent and distribution shall have the right to exercise this option as to those shares with respect to which installments had accrued under Section 5 hereof as of the date on which Optionee ceased to be employed by CU Bancorp or a subsidiary corporation.

         11. Employment. This agreement shall not obligate CU Bancorp or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of CU Bancorp or a subsidiary corporation to terminate Optionee or to reduce Optionee's compensation.

         12. Privileges of Stock Ownership. Optionee shall have no rights as a stockholder with respect to the common stock of CU Bancorp subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in Section 9 of the 1996 Conversion Option Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

         13. Modification and Termination by Board of directors and Otherwise. The rights of Optionee are subject to modification and termination in certain events as provided in Section 9, Section 10, Section 11, and Section 12 of the 1996 Conversion Option Plan. In the event that the Merger is abandoned or is not consummated, this option agreement shall terminate automatically.

         14. Notification of Sale. Optionee agrees that Optionee, or any person acquiring shares upon exercise of this Option, will notify CU Bancorp within five (5) days after any sale or disposition of such shares.

         15. Conditions Upon Issuance of Shares. No shares shall be issued with respect to this option unless the exercise of this option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for CU Bancorp with respect to such compliance.

         CU Bancorp shall make all reasonable efforts to obtain from any regulatory body having jurisdiction or authority for approvals, consents and permits deemed by CU Bancorp's counsel to be necessary to the lawful issuance and sale of any shares hereunder. The inability of CU Bancorp to obtain authorization from any regulatory body having jurisdiction or authority deemed by CU Bancorp's counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve CU Bancorp of any liability in respect to the non-issuance or sale of such shares as to which such requisite authorization shall not have been obtained. Any share certificate issued to evidence shares as to which this option is exercised may bear such legends and statements as the CU Bancorp Board shall deem advisable to assure compliance with federal and state laws and regulations. No shares shall be issued, under this option until CU Bancorp has obtained such consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the CU Bancorp Board may deem advisable.

         Optionee may be required by the CU Bancorp Board to give a written representation that the shares subject to this option will be acquired, or are being acquired, as the case may be, for investment, and not with a view toward public distribution of them; provided, however, that the CU Bancorp Board, in its sole discretion, may release Optionee from any such representations either prior to or subsequent to the exercise of this option. In the case of the exercise of this option by a person other than Optionee, the CU Bancorp Board may require reasonable evidence as to the ownership of this option and may require such evidences of authority, consents and releases as the Board may deem advisable.

         16. Interpretation of Option. This option is intended to be an "incentive stock option"[a "non-qualified stock option"] for purposes of
Section 422 of the Code and shall be construed to implement that intent. [If all or any part of this option shall not be deemed an "incentive stock option" within the meaning of Section 422 of the Code, this option shall nevertheless be valid and carried into effect.] This option agreement is subject to and the Optionee and CU Bancorp agree to be bound by all of the terms and conditions of the 1996 Conversion Option Plan under which this option was granted, as the same may be amended from time to time in accordance with its terms provided that no such amendment shall deprive the Optionee, without Optionee's consent, of this option or of any rights hereunder.

         17. Withholding Taxes. Optionee acknowledges that federal and state income and payroll tax may apply with respect to this option. If CU Bancorp determines, in its sole discretion, that withholding is required, Optionee agrees that such withholding may be accomplished with respect to the cash compensation (if any) due the Optionee from CU Bancorp or any its subsidiaries. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of CU Bancorp) to satisfy the full withholding obligation, Optionee agrees that at the election of CU Bancorp either: (a) Optionee will pay over to CU Bancorp the amount of cash or, if permitted by applicable law and acceptable to CU Bancorp, property with a value necessary to satisfy such remaining withholding obligation on the date the option is exercised or at a time thereafter specified in writing by CU Bancorp; or (b) CU Bancorp may, if permitted by applicable law, withhold an amount of option shares equal in value (as of the date of option exercise, to the amount of the remaining withholding obligation. Upon due notice from Optionee and if permitted by applicable law, CU Bancorp may satisfy the entire withholding obligation by withholding shares as provided in (b) above in lieu of withholding from the Optionee's cash compensation. Notwithstanding the foregoing, CU Bancorp shall be under no obligation to transfer any shares under this option unless and until the withholding requirements of law are satisfied in a manner satisfactory to CU Bancorp.

         18. Waivers and Acknowledgments. Optionee acknowledges that Optionee has had the opportunity to consult with Optionee's own independent legal and tax advisers with respect to the effects of this agreement and further acknowledges that Optionee has not relied upon CU Bancorp, its officers, directors, employees, agents, attorneys or accountants for any business, legal, tax or other advice with respect to this agreement. All parties hereto acknowledge their intent that this assumption of an Home option shall result in preservation of the status of the assumed option as an "incentive stock option" or "non-qualified stock option," as the case may be. However, Optionee is receiving no representations, warranties or guaranties as to the status of this option for tax purposes.

         19. Receipt. Optionee acknowledges receipt of a copy of the 1996 Conversion Option Plan.

         IN WITNESS WHEREOF, the paries hereto have executed this Agreement.

                                        CU Bancorp
                                        a California corporation

                                        By:__________________________________




                                        Optionee:

                                        _____________________________________
                                        [Name of Optionee] ("Optionee")
                                        Address:

                                        _______________________________________

                                        _______________________________________



AGREED TO:

HOME BANCORP,
a California corporation

By:___________________________

Title: _________________________

Attachment





                                       7